EXHIBIT (6)(b)

                   ADDENDUM NO. 1 TO DISTRIBUTION AGREEMENT


               This Addendum, dated as of the 27th day of June, 1997, is entered into between PEGASUS FUNDS (the "Trust"), a Massachusetts business trust, and BISYS FUND SERVICES LIMITED PARTNERSHIP, d/b/a/ BISYS FUND SERVICES ("BISYS").

                      WHEREAS, BISYS and the Trust have entered into the Distribution Agreement (the "Distribution Agreement") dated June 11, 1996 with respect to shares of beneficial interest in the Trust's Money Market, Treasury Money Market, Municipal Money Market, Michigan Municipal Money Market, Cash Management, U.S. Government Securities Cash Management, Treasury Prime Cash Management, Growth, International Equity, Equity Index, Growth and Value, Intrinsic Value, Mid-Cap Opportunity, Equity Income, Small-Cap Opportunity, Bond, Short Bond, Michigan Municipal Bond, Intermediate Municipal Bond, Municipal Bond, Income, Intermediate Bond, International Bond, Managed Assets Balanced, Managed Assets Conservative and Managed Assets Growth Funds (each a "Series");

               WHEREAS, Section 1(d) of the Distribution Agreement provides that in the event the Trust establishes one or more additional portfolios with respect to which it desires to retain BISYS to act as the exclusive distributor and representative under the Distribution Agreement, the Trust shall so notify BISYS in writing and if BISYS is willing to render such services it shall notify the Trust in writing, subject to such approval as may be required pursuant to Section 12 of the Distribution Agreement and any necessary regulatory and shareholder approvals, and the compensation to be paid to BISYS shall be that which is agreed to in writing by the Trust and BISYS;

               WHEREAS, pursuant to Section 1(d) of the Distribution Agreement, the Trust has notified BISYS that it has established the Treasury Cash Management Fund and High Yield Bond Fund and that it desires to retain BISYS to act as the exclusive distributor and representative therefor, and BISYS has notified the Trust that it is willing to serve as exclusive distributor and representative for such Funds.

               NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

               1. Appointment. The Trust hereby appoints BISYS to act as exclusive distributor and representative to the Trust for the Treasury Cash Management Fund and High Yield Bond Fund for the period and on the terms set forth in the Distribution Agreement. BISYS hereby accepts such appointment and agrees to render the services set forth in the Distribution Agreement.


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               2. Capitalized Terms. From and after the date hereof, the term
"Series" as used in the Distribution Agreement shall be deemed to include the Treasury Cash Management Fund and High Yield Bond Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Distribution Agreement.

               3. Miscellaneous. Except to the extent supplemented hereby, the Distribution Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

               IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                    PEGASUS FUNDS



                                    By: /s/ DONALD G. SUTHERLAND
                                       ------------------------------------
                                       Donald G. Sutherland
                                       President and Trustee

                                    BISYS FUND SERVICES LIMITED PARTNERSHIP

                                    By:  BISYS FUND SERVICES, INC.,
                                          its general partner

                                         By: /s/ J. DAVID HUBER
                                            -------------------------------
                                            Name: J. David Huber
                                               Title: President


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